EXHIBIT 10.34

Faber Shipping Aps                        The Baltic and International Maritime
Copenhagen                                Conference
                                          Uniform Time-Charter (Box Layout 1974)
                                          Code Name:  "BALTIME 1939"

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                                          2.    Place and date
                                          Copenhagen, 28th Oktober 1996
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3.   OWNERS/PLACE OF BUSINESS              4. CHARTERS/PLACE OF BUSINESS
     Kristian Gerhard Jebsen                  Caribbean Cement Carriers Lts c/o
     Skibsrederi A/S                          Devcon International Corp.
     Folke Bernadottesvei 38                  1350 E. Newport Center Drive S201
     Fyllingsdalen 5033 Bergen                Deerfield Beach, FL  33442
     Norge                                    USA
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5.   VESSEL'S NAME                        6.    GRT/NRT
     M/V "GALIZANO" TBR                          387/1866
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7.   Class                                8.    Indicated horse power
     100A1 LMC (UMS)                             4400 BHP
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9.   Total tons d.w. (abt)on Board        10.   Cubic feet grain/bale capacity
     of Trade summer freeboard                   6750 Cbm
     6174 mts on 6,782 m draft
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11.Permanent bunkers (abt.)
     340 mts FO, 66 mts GO
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12. Speed capability in knots (abt.) on a consumption in tons (abt.) of
     11,5 knots on 8,5 mts FO (C1 29)
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13.Present position
     Caribbean Sea
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14.Period of hire (Cl.1)
     4 Yrs T/C with 4x1 Yr Further        15.   Port of delivery (Cl.1)
     T/C in Chopt decl. within 6                See C1 54
     mos from expiration of prev.         _________________________________
     period and with 30 days mo1          16.   Time of delivery (C1.1)
     on any final period                           See C1 55
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17.(a) Trade limits (C1.2)
     See C1 27
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     (b) Cargo exclusions specially agreed
     See C1 27
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18.Bunkers on re-delivery (state min. and max quantity) (C1.5)
     Same as on delivery, but always sufficient to reach main bunkering port (Prices both ends FO: USDls 100, GO: USDls 185)
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19.Charter hire (C1.6)                    20.  Hire payment (state currenty,
     See C1 26                                 method and place of payment;
                                               also beneficiary and bank
                                               account
                                               (C1.6)
                                               See C1 26
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21. Place or range of re-delivery         22. War (only to be filled in in
     (C1.7)                                   Section C agreed) (c1.21)
     1 SO/SB in Charterer's option
     Within Caribbean, ATDNSHINC
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23.Cancelling date (Cl.25)                24. Place of arbitration (only to
December 1996                                 31st filled if place other than
                                              London agreed) (C1.23)
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25.Brokerage commission and to            26. Numbers of additional clauses
     and to whom payable (C1.25)              covering special provisions,
     1,25% to Broker in Box 1                 if agreed
                                              26-68


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It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include Part I as well as Part
II. In the event of a conflict of conditions, the provisions of Part I shall prevail over those of Part II to the extent of such conflict.

Signature (Owners)                           Signature (Charterers)

                                             /S/ RICHARD L. HORNSBY
                                             -----------------------------

     Second Original

     Rider to MV GALIZANO (tbr) charterparty dated 28th November,1996

     Cl 26 Payment
     United States Dollars 5,700 for the first 12 months,
     United States Dollars 5,800 for the second 12 months,
     United States Dollars 5,900 for the third 12 months,
     United States Dollars 6,135 for the forth 12 months,
     United States Dollars 6,335 for the first optional 12 months, United States Dollars 6,535 for the second optional 12 months, United States Dollars 6,735 for the third optional 12 months, United States Dollars 6,935 for the forth optional 12 months, per day pro rata, including overtime of crew and officers, and luboil.

     Above daily hire rates to be increased by US $ 68 per day as to compensate for owners cost for extra maintenance due to purchase of low grade of fuel (RMF 25) presently available in the trading area.

     Payable monthly every 30 days in advance, in free transferable currency.

     Owners bankers:
     Den Norske Bank, Torgalm 2, 5014 Bergen
     Acct no 5201.04.92882
     In favour of: KGJS Cement
     c/o Kristian Gerhard Jebsen Skibsrederi AS

     To offset errors Owners are to give Charterers two banking days notice the failure before having the power to exercise their right under clause 6, in this case a telex from Charterers's bank confirming irrevocable hire payment directly to the owners to be considered as proper hire payment.

Cl 27 Trading limits:

         Trading bulk cement only. Via safe ports, berths, anchorages always afloat within IWL with harmless bulk cement cargoes. Should the vessel, upon direct request by Charterers enter any port, where tide may cause the vessel to touch bottom, and should the vessel nonetheless touch bottom due to this cause, while in such port or berth, then the Charterers shall indemnify Owners for direct related costs of such repairs which affects the vessel's class certificates and the vessel's painting system. Such repairs to be effected simultaneous with regular docking, unless if requested earlier by Class Society, in which latter case Vessel shall remain on hire. Since the vessel in performing her service hereunder incurs the risk of touching bottom at ports/places of loading and discharging, the Master is to report each such event forthwith to Owners and Charterers. A joint underwater/diver inspection to take place about every six months to ascertain the extent of any damages if grounding/touching bottom has been so reported - unless sooner mutually called for by circumstances and/or Class. Vessel may be used for transport of empty paperbags as deck cargo against Bill of Lading.

Cl 28 Off hire:

         When the vessel is off hire nothing whatsoever to be paid by the charterers. Should the vessel go off hire during the currency of this charter, Charterers to have the option of adding any such time to the charter period. Such option to be declared no later than 14 days prior to expiry of CP, for offhire up to that date. Owners to be allowed 12 hours free time per 30 days, counting pro-rata.

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Cl 29 Vessel's specifications.

         Name                        "mv"GALIZANO"
         Dwt /draft                  :6,174 dwt on 6,782 m summer draft fully
                                           loaded
         Built                       :Sept 1981 at Astilleros Construcciones
                                           S.A. Vigo Spain H.no 254
         Dimensions                  :106,81/97,16x 15,83x8,72 m
         Class                       :Lloyds Register +100 A1 Cement-Carrier
                                           LMC - (UMS)
         Flag                        :Cayman Island
         Tonnage                     :3875/1866 Grt/Nrt
         Holds                       :4 x 2 Holds (1480+1755+1755+1759) ttl
                                           6750 Cbm, abt 5700 Mts
                                           bulk cement in holds
         Main Engine                 :Deutz Diesel RBV 12M 350 - 4400 Bhp
         Generators                  :3 x 400 KW 440V 60Hz AC, Caterpillar
                                           Engines
         Speed/Cons                  :11,5 knots on 8,5 ts IFO 180 + 1,6 ts
                                           gasoil
         Tanks                       :340 mts FO and 66 mts Gasoil - 1790 mts
                                           Ballast water
         Misc.                       :275 KW bowthruster
         Loading/Discharging         Gatz - Fuller type
         Loading :Pneumatic at 600 mts/hr via 2 connections at port and starboard 10-12" pipes, or Mechanical (gravity) at 750 Mts/hr via 2 inlets at midship and starboard side - Flange midship 534 mm and starboard 691 mm.
         Loading con.                :0,75 Mts gasoil per day
         Discharging                 :Pneumatic at approx 220 mts/hr via 2
                                           connections at port and starboard
                                           with 100 m horizontal and 30 m
                                           vertical distance in 2 x 10" pipes,
                                           with max 4 pieces of 90 degr bends,
                                           or Mechanical at approx 250 mts/hr at
                                           port and starboard via screw and
                                           airslide.

Discharg. con.                        :4,5 mts gasoil per day
All details about and without guarantee

Cl 30       Stevedore damage clause
            Any damage caused by stevedore during the currency of this charter party shall be reported by the master to the Charterers and to their agents, in writing, within 48 hours of the occurance or as soon as possible thereafter, but latest when the damage should have been discovered by the exercise of due diligence. The master shall use his best efforts to obtain written acknowledgement by responsible parties causing damage unless damage should have been made good in the meantime.

            Stevedores damages in full affecting seaworthiness or the proper working of the vessel and/or her equipment, shall be repaired without delay to the vessel after each occurrence in the charterer's time and shall be paid for in full by Charterers, and vessel to remain on-hire for such period.

            Other repairs shall be done at the same time, but if this is not possible, same shall be repaired whilst vessel in drydock, in the Owners' time, provided this does not interfere with the Owners' repair work, or by vessel's crew at the Owners' conveniency. All cost of such repairs shall be for the Charterers' account. Any time spent in repairing stevedores damages shall be for Charterers account. The Charterer shall pay for stevedores damages whether or not payment has been made by stevedores to the Charterers.

CL 31 The vessel to supply power for working winches/cranes as on board, day and night, and also to supply lights for night work as on board.

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CL 32       The Owners to provide crew required for the discharge operations day/night free of expenses to the Charterers. It is agreed that the handling and connection of vessel's hoses shall be effected by the crew (if permitted by shore regulations) but the last connection between vessel's hoses and receivers' installation on quayside shall be effected by the receivers. If further men are required, or if the stevedores refuse, or are not permitted to work with the crew, the Charterers to provide and pay for other men.

CL 33 P and I Bunkering clause, New Jason clause, Both to blame collision clause and General clause paramount to be considered incorporated in the charter party and to apply.

CL 34 Deratisation valid certificates to be on board, otherwise detention to be for Owners' account.

CL 35 If the vessel is delayed by strike of officers and/or crew, or due to delay or deficiency of officers and/or crew, no hire to be paid for the time hereby lost.

CL 36 It is understood that Buyers will dock, repair and upgrade the vessel within aprox. 3 months after delivery. It is Buyers intention to undertake such work at a European yard and offhire estimated to be approx. 2 months. Buyers to cooperate with Charterers to schedule the offhire period best possible, to enable Charterers to minimize logistic problems, however view Special Survey 1/97, vessel to be in drydock within due date.

L 37 If the vessel is arrested, boycotted or in any way detained because of matters of Owners' or crew's concern, including troubles with unions or similar institutions, no hire is due for the time lost thereby.

CL 38 The Charterers are not responsible for smuggling by officers and crew. All detention and expenses incurring therefrom to be for the Owners' account, and time lost shall be deducted from the hire.

CL 39 The vessel is steaming about 11,5 knots under good weather conditions up to beaufort 4 scale included, if the speed be reduced by defect in or breakdown of any part of her hull, machinery or equipment, the time so lost and the cost of any fuel oil consumed in consequence thereof, and all extra expenses shall be for Owners' account. In case vessel will not perform mentioned speed under mentioned conditions, the Charterers after agreement of the Owners to deduct proportional hire. The bunker consumption which is described to be about 8,5 ts IFO 180 and 1,6 Ts Gasoil based on 11,5 knots service speed, every 24 hours at sea. Port consumption about 1,6 ts gasoil, 0,75 ts gasoil for loading and 4,5 ts gasoil for discharging., all 24 hours. If vessel consumes bunkers in addition to the above, charterers after the agreement of the owners to deduct same amount. The figures in this clause as per received/quoted by Sellers during negotiations and will be reevaluated at a later stage latest after 2 months hire in Owners option It is understood that the interpretation of the word "about" is "5 pct more or less"

CL 40 The vessel to be manned with qualified master, officers, engineers and crew in order to ensure the vessel operates satisfactory. If the Charterers shall have reason to be dissatisfied with the conduct of the Captain, Officers or Engineers, the Owners shall on receiving particulars of the complaint, investigate the same and, if necessary or if Masters or Crew's performance not improves, make a change in the appointments Master, chief officers must be able to speak and read english language.

CL 41 At loading and discharging ports, any time lost by the vessel for the reasons of not all being on board when the vessel is ready to sail or for crews strike, to be for the Owners account.

CL 42 The Charterers shall have the permission to appoint a supercargo who shall accompany the vessel at his own risk, and see that voyage is

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            persecuted with the utmost despatch. He is to be furnished with free accommodation and same fare as provided for at the Captain's table. The charterers paying at the rate of US dls 10,per day of his victualling.

CL 43 The vessel to be equipped with a wireless installation. Vessel to carry a qualified operator, who may be one of the officers or the captain. Vessel to listen as a rule at least once every watch period to her radio station. This rule must be complied with, in particularly if the vessel is at sea and master has not received any instructions about forthcoming employment of the vessel, or port of loading or discharging as the case may be. Charterers to pay Owners US Dls 200,- per month in lieu of cost of advising vessel's ETA. Master to telex/telefax ETA to Charterers and Receivers on departure from loading port and Charterers and Agents on departure from discharging port and will only be required to update that information if vessel's ETA alters by more than two hours.

CL 44 It is expressly understood that pilot, canal steersmen, boatage and tug assistance will only be used by Master when customary and advisable, but always for Masters final decision.(see part 11 Cl 4) It is also expressly understood that customary assistance of vessel's crew includes work at any time day, night, free of charge to the timecharterers as outlines here below: (it is understood as on board) -Raising/lowering of derricks/cranes in preparing for loading and discharging.
             -Opening/closing of holds (or other means) in preparing for loading/discharging.
             -Driving/maintenance care of winches/cranes and power when required for preparing loading/discharging. Supervision of loading and stowage of the cargo thoroughly to secure best utilization of the ship and protection of the cargo in accordance with good seamanship. -Connecting/disconnecting pipes for loading and/or discharging in order to commence cargo operations immediately on arrival at berth or place, provided permitted by local regulations. If Charterers require holds to be swept by crew, Charterers will pay US dls 500,per hold.

CL 45 Owners guarantee that the vessel is entered and shall remain entered for the duration of this charter in a recognized Protection and Indemnity Association. The Charterers for all the period of timecharter must be covered by a first class charterers liability, which name to be given.

CL 46 The fuel oil on board the vessel on delivery is the property of the Sellers, and will be taken over by the Charterers, without any cost to Buyers (new Owners)

CL 47 Charters agree to have their agent attend, if required by owners, all owners' matter. Owners in such case to refund agent outlays and to pay them customary agency fee for the service rendered.

CL 48       Lubricating oil, grease, drinking water to be for Owners' account.

CL 49       Charterers to give owners notice of redelivery as per part 2 line
            119.

CL 50 While the surveyor is taking draft readings and/or tank soundings in principle, master is not to take on, or pump ballast at load and discharge ports, and vessel is not to take on, release or switch from one tank or other compartments to another any ballast, fresh water or fuel-/gasoil provided will not be necessary for technical reason and/or safety of the vessel. Vessel to furnish a certified calibration scale for all tanks including plimsoller marks amidship and draft marks on port and starboard sides bow and stem to be clearly cut and marked on shell plating. Vessel to furnish capacity plan, displacement scale and deadweight scale and same to be certified by the Master as to correctness at time of loading. However, the shipmaster, although appointed by the shipowners, shall be under the orders and directions

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



            of the Charterers as regards employment and agency; and Charterers are to load, stow and trim the cargo at their expenses, under the supervision of the shipmaster, who is to sign the bill(s) of lading, as presented, in conformity with mate's or tally clerk's receipts.

CL 51 This fixture is to be kept strictly private and very confidential and not to be disclosed to any third party.

CL 52 Charterers to copy Owners with full set of instruction for each and every voyage performed under this charterparty.

CL 53 It is understood and agreed that there shall be held a joint on-hire and off-hire survey, by an independent surveyor, cost of same to be shared 50/50 between the Owners and the Charterers. Time for on-hire and off-hire to count. On-hire survey to be held after completion of drydock at or as close as possible to the docking yard in Owners option, and off-hire survey to be held at last discharge port.

CL 54 Port of delivery: One safe port and berth in Caribbean on back to back terms with MOA dated 28th Oktober 1996

CL 55 Time of delivery: 1st Nov -31st Dec 1996 on back to back terms to coincide with MOA dated 28th October 1996. Present Owners to notify Buyers of the intended delivery through 3025-20 days approx. delivery notices included named port plus 15-10-8-5-4-3-2-1 definite delivery notices. Sellers to have the vessel ready for sailing/take over about 5th-10th December 1996 Both parties to do their utmost to meet this required date from buyers enable coordinate with intended drydocking in Europe and avoid possible delays due to holidays coming up at the end of the year.

CL 56 Owners have the option to change vessel's flag/name/ownership, however this charterparty to be maintained until end of same, and Owners to remain responsible towards Charterers for the fulfillment of this charterparty.

CL 57       NIL

CL 58 Any cargo claim to be settled in accordance to NYPE Interclub Agreement amended 1984

CL 59 Basis war risk insurance to be for Owners account, any extra war risk insurance and/or crew war bonus payable due to vessel' trading to be for Charterers account.

CL 60 This charterparty is to be construed and governed by in accordance with English Law.

CL 61 Delivery /redelivery times shall both be calculated on the basis of local time.

CL 62 Vessel's holds on delivery to be suitable for carrying cement in bulk, vessel's holds on redelivery to be in same condition as on delivery, to masters satisfaction, charterers option to redeliver unclean paying US dls 4000,- in lieu of hold cleaning.

CL 63 Any extra insurance both on cargoes/vessel owing vessel's age, flag, class or ownership or nationality to be for Charterers account, except for reason of change in flag/name/Ownership as per Cl 56.

CL 64 Master to sign bills of lading stipulating, "freight payable as per contract", however Charterers to hold Owners harmless for any consequences therefrom.

CL 65       Vessel not to trade in ice.

CL 66 In the event of outbreak of war (whether there be a declaration of war or not) between any two or more of the following countries which directly effect the performance of this charterparty: United States of

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            America, UK, France, Norway, Greece, Italy, C.l.S., PRC, Canada,
            Japan, or in the event of the nation under whose flag the vessel sails becoming involved in war (whether there be a declaration of war or not, the owners may cancel this charter.

CL 67 Owners have the right to transfer their interest in this CP as a result of any sale of the vessel, but owners to remain responsible for the fulfillment of this charterparty.

CL 68 Bunker clause: Charterers have informed that due to continuous supply problems, the vessel presently is running on RMF 25 but Charterers to do their best efforts to secure the fuel type, for delivery within vessel's trading pattern, as per following specification: (RME 25) IFO 180 cst at 50 C with max density of
            0.991 at 15 C. Flashpoint not below 60 C and vanadium max 200 ppm. Cleanliness and stability, dry sludge by Shell hot filtration test: before/after treatment max 0.05%. Once the Charterers have established the continuous supply of fuel (RME 25), the extra hirepayment of US $ 68 per day, as per clause 26 to be deleted. Should the above type of fuel (RME 25) not be available or not be receivable for any practical and economical reasons, taking Vessel's logistic etc into consideration, then Charterers have the right to use type RMF 25, and pay the extra payment of US $ 68 per day as per Cl 26. Charterers always to cooperate closely with Owners to enable vessel to be supplied with bunkers within charterparty specification or as close to as possible.

            Fuel supplied must be blended in shoretanks, no barge blending permitted.

            Gasoil supplied for aux engines to be ISO 8217 class DMA except density at 15C which not to exceed 0.890.

Cl 69 During the currency of this Charter the Vessel, as today, to keep the name DEVCON as painted outside her hull. Owners to keep this painting in same good maintenance standard as for rest of the Vessel.


            DATED                                    Dated 28.10.96
            Charterers:                              Owners:
            Caribbean Cement Carriers, Ltd           Kristian Gerhard Jebsen Skipsrederi
                                                     A/S

            By: /S/ RICHARD L. HORNSBY               By: /S/ JAN PEDERSEX
                --------------------------               -------------------------------
                   Richard L. Hornsby                       Jan Pedersex
                   Vice President

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



SECOND ORIGINAL

Sideletter to Charterparty MV "Galizano" dated 28th October 1996

To          Kristian Gerhard Jebsen Skipsrederi A/S
            Folke Bemadottes vej 38
            Fyllingsdalen 5033 Bergen
            Norway

In consideration of Kristian Gerhard Jebsen of Folke Bemadottesvej 38, Fyllingsdalen 5033 Bergen, Norway (The "Beneficiary", which expression shall include its successors and assigns) agreeing to charter the vessel MV Galizano (The "Vessel") to Caribbean Cement Carriers Ltd. (The "Charterer") in accordance with the terms of charterparty dated 28th October 1996 as the charterparty may from time to time be amended and/or supplanted (The "Charterparty"), the undersigned (The "Guarantor") agrees with the Beneficiary and undertakes as follows:

1. The Guarantor hereby irrevocable and unconditionally guarantees to the Beneficiary full performance, observance and compliance by the Charterer of each and every obligation on the part of the Charterer under the Charterparty. If at any time any default is made by the Charterer, the Guarantor will on demand perform the obligation in respect of which default has occured and/or will pay any sum or sums that may be payable in consequence of such default. The Guarantor accepts liability hereunder as if it was a primary obligor and further accepts that liability will in no way be conditional upon the Guarantor first taking any steps or proceedings against the Charterer.

2. The construction, validity and performance of this guarantee is subject to English Law. The English courts shall have jurisdiction over any dispute arising out of or in connection with this guarantee.

7  November 1996

For         Devcon International Corp.
            1350 E. Newport Center Drive, Suite 201
            Deerfield Beach, Florida 33442
            U.S.A.

            /S/ RICHARD HORNSBY
            -----------------------------
            Mr. Richard Hornsby
            Exec. Vice President

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